NI Holdings, Inc. Completes Acquisition of Direct Auto Insurance Company

FARGO, North Dakota, September 5, 2018 – NI Holdings, Inc. (NASDAQ: NODK) today announced that it has completed its previously announced acquisition of Direct Auto Insurance Company from private shareholders on August 31, 2018.

The acquisition of Direct Auto further diversifies NI Holdings’ portfolio of products geographically, and by line as additional casualty business is introduced into the business mix. Direct Auto is headquartered in Chicago, Illinois and underwrites specialty automobile insurance in the state of Illinois through independent agents. Joe Fitzgerald, the president of Direct Auto and one of the former principal shareholders, will continue to manage the Direct Auto insurance operations along with the current staff and management team. The acquisition closed on August 31, 2018 pursuant to a stock purchase agreement dated May 31, 2018.

Michael J. Alexander, President & CEO of NI Holdings, Inc., commented, “We are extremely pleased to complete this transaction, which we believe marks an important milestone for NI Holdings. This is the first deployment of capital from our initial public offering last year, and we look forward to the integration of Direct Auto into our group of companies in the coming months. We welcome Joe and his team to NI Holdings.”

Under the terms of the stock purchase agreement, Direct Auto shareholders will receive $17 million in cash. As a non-public company, audited financial statements on a GAAP basis are not available for Direct Auto. Direct Auto’s statutory surplus as of December 31, 2017 was $16 million per its audited statutory-basis financial statements for the year ended December 31, 2017.

Philo Smith Capital Corporation served as Direct Auto Insurance Company’s financial advisor and Beermann Pritikin Mirabelli Swerdlove LLP as legal advisor. Dorsey & Whitney LLP was NI Holdings’ legal advisor in this transaction.

About NI Holdings, Inc.

NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings.

Nodak Insurance Company owns American West Insurance Company and Primero Insurance Company. Nodak Insurance Company also manages Battle Creek Mutual Insurance Company and reinsures 100% of the risk on all insurance policies issued by Battle Creek. NI Holdings’ financial statements are the consolidated financial results of NI Holdings and Nodak Insurance, including Nodak Insurance’s subsidiaries American West and Primero, and its affiliate Battle Creek.

Safe Harbor Statement

Some of the statements included in this news release, including but not limited to those pertaining to the integration of Direct Auto, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates, and projections about our industry, our management’s beliefs, and certain assumptions made by our management. Actual results could vary materially. Factors that could cause the actual financial results of NI Holdings, Inc. to vary materially include: its ability to successfully integrate this acquisition, Direct Auto’s ability to continue growing and achieving profitability, and other risks described in the periodic reports that NI Holdings, Inc. files with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. NI Holdings, Inc. disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect the actual financial results of NI Holdings, Inc., please refer to the risk factors identified in its SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contacts:
Brian Doom

Executive Vice President and Chief Financial Officer
701-298-4200
bdoom@nodakins.com

Timothy J. Milius, CPA

Vice President, Finance
701-298-4275
tmilius@nodakins.com

Media Contact:
Beth DuFault
701-298-4282
bdufault@nodakins.com